UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934.

                                September 1, 2005
                Date of Report (Date of Earliest Event Reported)

                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)

                         Commission File Number: 0-31905

         Utah                                                  59-2780520
(State of Incorporation)                               (I.R.S. Employer I.D. No)

                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)

                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Consulting Agreement with Dr. Arthur Sytkowski

         As reported on June 7, 2005, the Registrant entered into a Consulting Agreement (the "Agreement") with Dr. Arthur Sytkowski, the Director of the Beth Israel Deaconess Medical Center, a Massachusetts nonprofit corporation ("Beth Israel") to consult on the development of a new, more potent and longer acting form of the anemia drug Erythropoietin ("EPO"). As reported on April 8, 2005, Beth Israel has granted the Registrant an exclusive license to United States and foreign patents related to certain forms of EPO. The Registrant has the right to develop, use, market and sell products derived from the licensed patents.

         On September 1, 2005, the Registrant and Dr. Sytkowski entered into a new Consulting Agreement ("Agreement") amending and restating the June 7, 2005 Consulting Agreement. Under the Agreement, the term has been extended from six
(6) months to one year (August 1, 2005 through July 31, 2006), and the resulting payments from the Registrant to Dr. Sytkowski have increased from a total of $60,000 for six months to a total of $120,000 for one year. The time required to provide notice of cancellation of the Agreement has also been extended from thirty (30) days to ninety (90) days. The Schedule of Activities to be performed by Dr. Sytkowski has also been modified to include additional tasks relating to the development of EPO. The remaining terms of the Agreement are unchanged from the original Consulting Agreement.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         See Item 1.01 above.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           DNAPrint genomics, Inc.

                                           By:/s/ Richard Gabriel
                                              ----------------------------------
                                              Richard Gabriel, President